  Exhibit 99.1

FDA Approves New Drug Application for Vyleesi™ (bremelanotide injection)

First FDA-Approved As-Needed Treatment for Acquired, Generalized Hypoactive Sexual Desire Disorder (HSDD) in Premenopausal Women

NDA Approval Triggers $60 Million Milestone Payment to Palatin

CRANBURY, N.J., June 21, 2019 -- Palatin Technologies, Inc. (NYSE American: PTN) announced today that the U.S. Food and Drug Administration (FDA) has granted marketing approval of AMAG Pharmaceuticals, Inc.’s New Drug Application (NDA) for Vyleesi™ (bremelanotide injection), a melanocortin receptor agonist developed by Palatin indicated for the treatment of premenopausal women with acquired, generalized hypoactive sexual desire disorder (HSDD). The FDA’s approval of the NDA triggers a $60 million milestone payment to Palatin under its North American license agreement with AMAG.

“We are incredibly excited with the FDA’s decision to approve the NDA for Vyleesi as a treatment for premenopausal women with HSDD,” said Carl Spana, Ph.D., President and Chief Executive Officer of Palatin. “This FDA approval means that premenopausal women with HSDD now have a safe and effective, as-needed treatment option available to them. The Vyleesi approval is an important milestone for Palatin’s employees and shareholders. It reflects our commitment, ability, and dedication to the discovery, development and regulatory approval of novel products with significant unmet medical need and commercial potential. This FDA approval is a testament to the collaborative efforts of the Palatin and AMAG teams, and the many patients and doctors that participated in the Vyleesi clinical trials. I want to thank everyone for their dedication and commitment that allowed us to gain approval for this important treatment option for women that suffer from HSDD.”

Vyleesi is the first FDA-approved product for the as needed treatment of premenopausal women who experience distress or interpersonal difficulty due to low sexual desire. While the exact mechanism of action is unknown, Vyleesi is believed to bind to melanocortin receptors in the central nervous system that are thought to be associated with sexual function. This new treatment will be available as a subcutaneous self-injection in a prefilled disposable autoinjector pen for use in anticipation of a sexual encounter. AMAG is expected to make Vyleesi commercially available in September 2019 through select specialty pharmacies.

Under the terms of the agreement with AMAG, signed in January 2017, Palatin is entitled to receive $60 million upon regulatory approval by the FDA. This payment is expected to be received in July. Palatin is also entitled to receive tiered royalties on net sales ranging from high single-digit to low double-digit percentages. AMAG will also pay Palatin sales milestones based on escalating annual net sales thresholds, the first of which is $25 million, triggered at annual net sales of $250 million.

“I am proud of the determination and passion exhibited by the Palatin team during the many years it took to develop and ultimately receive FDA approval of Vyleesi,” said Stephen T. Wills, Chief Financial and Operating Officer of Palatin. “We have already licensed rights to Vyleesi in North America, China and South Korea. Now that the FDA has approved Vyleesi, we look forward to licensing in the remaining regions around the globe. The $60 million milestone payment triggered by this FDA approval, coupled with our existing cash, gives Palatin sufficient funds to significantly advance our programs for ocular indications such as dry eye, non-infectious uveitis and other inflammatory indications and for inflammatory bowel disease indications such as ulcerative colitis for the next several years.”

About Hypoactive Sexual Desire Disorder (HSDD)

HSDD is the most common type of female sexual dysfunction in the U.S. The condition is characterized by low sexual desire and marked distress which are not attributable to existing medical, pharmacologic, psychiatric, or relationship issues.1 Approximately 6 million pre-menopausal women meet the diagnosis criteria for acquired, generalized HSDD.2 Patient awareness and understanding of the condition remains low, and few women currently seek or receive treatment. Recent industry-sponsored market research indicates that up to 95 percent of premenopausal women suffering from HSDD are unaware that it is a treatable medical condition.3

About Vyleesi™ (bremelanotide injection)

Vyleesi is approved for the treatment of premenopausal women with acquired, generalized hypoactive sexual desire disorder (HSDD). The prefilled Vyleesi autoinjector pen is self-administered into a woman’s abdomen or thigh at least 45 minutes before anticipated sexual activity and can be taken at any time of day. Vyleesi is thought to possess a novel mechanism of action. While the exact mechanism of action is unknown, Vyleesi is believed to bind to melanocortin receptors in the central nervous system that are thought to be associated with sexual function.

The most common adverse events were nausea, flushing, injection site reactions and headache. The majority of events were reported to be transient and mild-to-moderate in intensity. Vyleesi has no known alcohol interactions.

About Palatin Technologies

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases and conditions with significant unmet medical need and commercial potential. Palatin's strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin's website at www.Palatin.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc. such as statements about potential actions by regulatory agencies relating to bremelanotide, labels and indications for bremelanotide, whether AMAG will be successful in marketing bremelanotide in the United States and potential for licensing of bremelanotide in additional territories are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin's actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin's actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of nonclinical, preclinical and toxicology studies, result of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin's ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory

1 Shifren et al, Sexual Problems and Distress in United States Women; Obstetrics & Gynecology, Vol. 112, No. 5, November 2008; 2014 U.S. Census data
2 Patient & Economic Flow Study sponsored by Palatin Technologies, Inc. and conducted by Burke Institute, April 2016
3 Patient & Economic Flow Study sponsored by Palatin Technologies, Inc. and conducted by Burke Institute, April 2016 approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin's products, and other factors discussed in Palatin's periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

VyleesiTM is a trademark of AMAG Pharmaceuticals, Inc.

For more information, contact:

Investors for Palatin:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
609-495-2200 / info@palatin.com

Media for Palatin:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
646-597-6992 / paul@lifesciadvisors.com